Exhibit 99.4

Teradyne, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On January 24, 2008, Teradyne, Inc. (“Teradyne”) completed its acquisition of Nextest Systems Corporation (“Nextest”). Teradyne acquired all the outstanding shares of common stock of Nextest, at a price of $20.00 per share in cash, without interest and subject to any required withholding of taxes.

For the purposes of these unaudited pro forma condensed combined financial statements, the acquisition is assumed to have occurred as of January 1, 2006 with respect to the unaudited pro forma condensed combined statements of operations and as of September 30, 2007 with respect to the unaudited pro forma condensed combined balance sheet.

Teradyne and Nextest have different fiscal year ends, which end on December 31 and the last Saturday in June, respectively. As a result, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 has been derived from:

•	the audited historical consolidated statement of operations of Teradyne for the year ended December 31, 2006; and

•	the unaudited historical condensed consolidated statements of operations of Nextest for the four fiscal quarters ended December 23, 2006.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2007 has been derived from:

•	the unaudited historical condensed consolidated statement of operations of Teradyne for the nine months ended September 30, 2007; and

•	the unaudited historical condensed consolidated statements of operations of Nextest for the three fiscal quarters ended September 29, 2007.

The unaudited pro forma condensed combined balance sheet as of September 30, 2007 has been derived from:

•	the unaudited historical condensed consolidated balance sheet of Teradyne as of September 30, 2007; and

•	the unaudited historical condensed consolidated balance sheet of Nextest as of September 29, 2007.

Because these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values attributable to the acquisition, the actual amounts recorded for the acquisition may differ materially from the information presented in these unaudited pro forma condensed combined financial statements. The total purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed based on management’s preliminary estimates of fair value, with the excess cost over net tangible and identifiable intangible assets acquired being allocated to goodwill. Definitive allocations will be performed and finalized. Accordingly, the purchase allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value.

The unaudited pro forma condensed combined statements of operations do not reflect nonrecurring charges resulting from the acquisition transaction. The nonrecurring charges resulting from the acquisition transaction include in-process research and development and fair value of acquired inventory.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Teradyne that would have been reported had the acquisition and cash payments been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of Teradyne. This information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma statements of operations do not reflect any operating efficiencies and cost savings that Teradyne may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Teradyne and Nextest included in their respective annual reports on Form 10-K and quarterly reports on Form 10-Q.

Teradyne, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2007

(In thousands)

	September 30, 2007 Teradyne Historical	September 29, 2007 Nextest Historical	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$429,078	$67,888	$(373,916	)(A)	$123,050
Marketable securities	187,176	9,758	—		196,934
Accounts receivable, net	231,561	19,882	—		251,443
Inventories
Parts	38,344	11,201	(1,793	)(B)	47,752
Assemblies in process	53,508	4,509	3,164	(C)	61,181
Finished goods	—	6,540	1,182	(C)	7,722

	91,852	22,250	2,553		116,655
Deferred tax assets	—	2,772	(1,448	)(D)	1,324
Prepayments and other current assets	31,345	6,111	—		37,456

Total current assets	971,012	128,661	(372,811)		726,862
Property, plant and equipment, at cost	821,849	18,015	3,007	(B)	842,871
Less: accumulated depreciation	470,137	5,943	1,214	(B)	477,294

Net property, plant and equipment	351,712	12,072	1,793	(B)	365,577
Deferred tax assets	—	1,738	(497	)(D)	1,241
Marketable securities	131,409	—	—		131,409
Goodwill	69,147	—	177,589	(E)	246,736
Intangible and other assets	36,622	311	99,800	(E)	136,733
Retirement plans assets	36,400	—	—		36,400

Total assets	$1,596,302	$142,782	$(94,126)		$1,644,958

LIABILITIES
Current liabilities:
Accounts payable	$64,516	$4,687	$—		$69,203
Accrued employees’ compensation and withholdings	65,188	2,243	2,335	(F)	69,766
Deferred revenue and customer advances	38,711	5,891	(5,691	)(G)	38,911
Other accrued liabilities	48,375	5,527	—		53,902
Income taxes payable	5,262	28	—		5,290

Total current liabilities	222,052	18,376	(3,356)		237,072
Retirement plans liabilities	83,736	—	—		83,736
Deferred tax liabilities	—	—	2,565	(H)	2,565
Long-term other accrued liabilities	21,071	3,922	(625	)(I)	24,368

Total liabilities	326,859	22,298	(1,416)		347,741

SHAREHOLDERS’ EQUITY
Common stock	22,227	18	(18	)(J)	22,227
Additional paid-in capital	1,136,748	105,994	(77,120	)(J)	1,165,622
Accumulated other comprehensive loss	(57,065)	—	—		(57,065)
Retained earnings	167,533	14,472	(15,572	)(J)	166,433

Total shareholders’ equity	1,269,443	120,484	(92,710)		1,297,217

Total liabilities and shareholders’ equity	$1,596,302	$142,782	$(94,126)		$1,644,958

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Teradyne, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2006

(In thousands, except per share data)

	Teradyne Historical For the Year Ended December 31, 2006	Nextest Historical For the Four Fiscal Quarters Ended December 23, 2006	Pro Forma Adjustments		Pro Forma Combined
Net Revenue:
Products	$1,118,811	$91,796	$—		$1,210,607
Services	237,438	4,032	—		241,470

Total net revenue	1,356,249	95,828	—		1,452,077
Cost of revenue:
Cost of products	550,312	41,988	—		592,300
Cost of services	154,055	2,349	—		156,404

Total cost of revenue	704,367	44,337	—		748,704

Gross profit	651,882	51,491			703,373
Operating expenses:
Engineering and development	202,436	9,017	—		211,453
Selling and administrative	283,012	23,074	17,176	(K)	323,262
Restructuring and other, net	(36,033)	—	—		(36,033)

Total operating expense	449,415	32,091	17,176		498,682

Income (loss) from operations	202,467	19,400	(17,176)		204,691
Interest income	44,624	2,781	(18,695	)(L)	28,710
Interest expense	(11,060)	(67)	—		(11,127)

Income (loss) from continuing operations before income taxes	236,031	22,114	(35,871)		222,274
Provision (benefit) for income taxes	27,869	7,328	(654	)(M)	34,543

Income (loss) from continuing operations	$208,162	$14,786	$(35,217)		$187,731

EARNINGS PER SHARE INFORMATION:
Weighted average common shares:
Basic	194,729	—	—		194,729
Diluted	204,414	—	3,123	(N)	207,537
Income from continuing operations per common share:
Basic	$1.07	—	—		$0.96
Diluted	$1.06	—	—		$0.94

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Teradyne, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended September 30, 2007

(In thousands, except per share data)

	Teradyne Historical For the Nine Months Ended September 30, 2007	Nextest Historical For the Three Fiscal Quarters Ended September 29, 2007	Pro Forma Adjustments		Pro Forma Combined
Net revenue:
Products	$663,435	$53,877	$—		$717,312
Services	178,429	4,037	—		182,466

Total net revenue	841,864	57,914			899,778
Cost of revenue:
Cost of products	329,597	26,392	—		355,989
Cost of services	117,404	2,210	—		119,614

Total cost of revenue	447,001	28,602	—		475,603

Gross profit	394,863	29,312	—		424,175
Operating expenses:
Engineering and development	153,924	8,223	—		162,147
Selling and administrative	188,642	19,850	12,657	(K)	221,149
In-process research and development	16,700	—	—		16,700
Restructuring and other, net	(304)	—	—		(304)

Total operating expense	358,962	28,073	12,657		399,692

Income (loss) from operations	35,901	1,239	(12,657)		24,483
Interest income	27,182	2,784	(14,021	)(L)	15,945
Interest expense	(629)	(94)	—		(723)
Other income and expense, net	1,832	—	—		1,832

Income (loss) from continuing operations before income taxes	64,286	3,929	(26,678)		41,537
Provision (benefit) for income taxes	9,556	1,251	(105	)(M)	10,702

Income (loss) from continuing operations	$54,730	$2,678	$(26,573)		$30,835

EARNINGS PER SHARE INFORMATION:
Weighted average common shares:
Basic	187,527	—	—		187,527
Diluted	189,222	—	3,091	(N)	192,313
Income from continuing operations per common share:
Basic	$0.29	—	—		$0.16
Diluted	$0.29	—	—		$0.16

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

TERADYNE, INC.

1. BASIS OF PRO FORMA PRESENTATION

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Teradyne, Inc. (“Teradyne”) and Nextest Systems Corporation (“Nextest”) after giving effect to Teradyne’s acquisition of Nextest and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. Teradyne acquired all of the outstanding shares of Nextest on January 24, 2008.

For the purposes of these unaudited pro forma condensed combined financial statements, the acquisition is assumed to have occurred as of January 1, 2006 with respect to the unaudited pro forma condensed combined statements of operations and as of September 30, 2007 with respect to the unaudited pro forma condensed combined balance sheet.

Teradyne and Nextest have different fiscal year ends, which end on December 31 and the last Saturday in June, respectively. As a result, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 has been derived from:

•	the audited historical consolidated statement of operations of Teradyne for the year ended December 31, 2006; and

•	the unaudited historical condensed consolidated statements of operations of Nextest for the four fiscal quarters ended December 23, 2006.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2007 has been derived from:

•	the unaudited historical condensed consolidated statement of operations of Teradyne for the nine months ended September 30, 2007; and

•	the unaudited historical condensed consolidated statements of operations of Nextest for the three fiscal quarters ended September 29, 2007.

The unaudited pro forma condensed combined balance sheet as of September 30, 2007 has been derived from:

•	the unaudited historical condensed consolidated balance sheet of Teradyne as of September 30, 2007; and

•	the unaudited historical condensed consolidated balance sheet of Nextest as of September 29, 2007.

Because these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values attributable to the acquisition, the actual amounts recorded for the acquisition may differ materially from the information presented in these unaudited pro forma condensed combined financial statements. The total purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed based on management’s preliminary estimates of fair value, with the excess cost over net tangible and identifiable intangible assets acquired being allocated to goodwill. Definitive allocations will be performed and finalized. Accordingly, the purchase allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Teradyne that would have been reported had the acquisition and cash payments been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of Teradyne. This information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma statements of operations do not reflect any operating efficiencies and cost savings that Teradyne may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Teradyne and Nextest included in their respective annual reports on Form 10-K and quarterly reports on Form 10-Q.

2. NEXTEST ACQUISITION

On January 24, 2008, Teradyne acquired all of the outstanding shares of Nextest, a publicly held company based in San Jose, California. Under the terms of the merger agreement, Nextest stockholders received $20.00 per share in cash, without interest and subject to any required withholding of taxes, for each Nextest share. In addition, outstanding Nextest stock options and restricted stock units were assumed by Teradyne and were converted into stock options to purchase, and restricted stock units representing, Teradyne common stock.

This acquisition has been accounted for as a purchase business combination. The total purchase price of $402.8 million was comprised of (in thousands):

Cash paid to acquire the outstanding common stock of Nextest	$367,801
Fair value of Nextest options and unvested restricted stock assumed	28,874
Acquisition-related transaction costs	6,115

Total purchase price	$402,790

Preliminary Purchase Price Allocation

The preliminary allocation of the total purchase price of Nextest’s net tangible and identifiable intangible assets was based on their estimated fair values as of January 24, 2008. Adjustments to these estimates will be included in the final allocation of the purchase price of Nextest. The purchase price allocation is preliminary pending the final determination of the fair value of certain assumed assets and liabilities and the completion of facility exit and restructuring plans. The excess of the purchase price over the identifiable intangible and net tangible assets was allocated to goodwill. The total purchase price of $402.8 million has been allocated as follows (in thousands):

Goodwill	$173,365
Other intangible assets	99,800
Tangible assets acquired and liabilities assumed:
Cash and cash equivalents	88,513
Other current assets	55,404
Non-current assets	16,306
Accounts payable and current liabilities	(26,156)
Other long-term liabilities	(5,542)
In-process research and development	1,100

Total purchase price	$402,790

Other intangible assets

Teradyne has estimated the fair value of other intangible assets using the income approach to value these identifiable intangible assets which are subject to amortization. These estimates are based on a preliminary valuation and are subject to change upon management’s review of the final valuation. Acquired intangible assets, other than goodwill, will be amortized on a straight-line basis over their estimated useful lines. The following table sets forth the components of these other intangible assets and their estimated useful lives at January 24, 2008 (dollars in thousands):

	Preliminary Fair Value	Estimated Useful Life (in years)
Developed technology	$53,600	5.8
Customer base	45,900	6.8
Trademarks	300	1.0

Total intangible assets	$99,800

Tangible assets and liabilities

Tangible assets were recorded at their respective carrying amounts, which approximates fair value, except for inventory. Teradyne increased Nextest’s historical net carrying amount of certain inventory by $4.3 million in the pro forma condensed combined balance sheet to reflect its fair market value. The property and equipment, net are recorded at carrying value, which Teradyne believes approximates fair value.

Liabilities assumed have been recorded at their respective carrying amounts, which approximates fair value and the amount expected to be paid, except for deferred revenue and deferred rent. Deferred revenue and deferred rent have been reduced by $5.7 million and $0.6 million, respectively, in the pro forma condensed combined balance sheet to reflect their fair market values.

3. HISTORICAL INFORMATION

Nextest’s historical financial information as of September 29, 2007, for the three fiscal quarters ended September 29, 2007 and for the four fiscal quarters ended December 23, 2006 is derived from Nextest’s historical financial statements. Nextest’s fiscal year ends on the last Saturday in June; and its historical results have been aligned to more closely conform to Teradyne’s December 31 fiscal year end and September 30 interim reporting date by adding subsequent interim period results to their most recent fiscal year-end information and deducting the comparable preceding year interim period results. Certain reclassifications have been made to these financial statements to conform to the presentation used in Teradyne’s historical financial statements. Such reclassifications had no effect on Nextest’s previously reported net income or income from continuing operations.

4. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations and the unaudited pro forma condensed combined balance sheet:

A. To record the cash paid to acquire the shares of Nextest of $367.8 million and transactions costs of $6.1 million.

B. To reclassify Nextest field service inventory to property, plant and equipment; consistent with Teradyne’s accounting policy.

C. To increase the carrying value of inventories to estimated selling prices less the cost of disposal and selling effort, including an appropriate return on the sales effort.

D. To adjust the value of deferred taxes as of the acquisition date.

E. To record the preliminary purchase price allocation to goodwill and intangible assets as though the acquisition had occurred on the balance sheet date. The pro forma adjustment for goodwill differs from the amount shown in Note 2 as the result of different tangible net asset balances as September 30, 2007 (the date of the unaudited pro forma condensed combined balance sheet) and January 24, 2008 (the date of the acquisition).

F. To record preliminary acquisition-related liabilities of $2.3 million for severance costs associated with Nextest employees of $2.1 million and $0.2 million of estimated costs related to the consolidation of certain Nextest foreign legal entities with existing Teradyne legal entities.

G. To record preliminary fair value adjustments to Nextest’s deferred revenue.

H. To record $37.9 million of deferred tax liabilities related to acquired amortizable intangible assets net of $35.3 million reduction in Teradyne valuation allowance, recorded as a result of the acquisition.

I. To record preliminary fair value adjustments to Nextest’s deferred rent.

J. To record the following adjustments to shareholders’ equity (in thousands):

To record the fair value of Nextest’s options and restricted stock assumed in the acquisition	$28,874
To record the preliminary estimate of the fair value of in-process research and development	(1,100)
To eliminate Nextest’s historical shareholders’ equity	(120,484)

Total adjustments to shareholders’ equity	$(92,710)

K. To record amortization of intangible assets acquired.

L. To record forgone interest income resulting from cash utilized in connection with the acquisition, based on actual cash paid for the acquisition and acquisition costs, and the historical interest rate (5%) earned on Teradyne’s cash and cash equivalents.

M. To record tax benefits associated with the pro forma adjustments recorded in the condensed combined statements of operations on the reduction of interest income.

N. To eliminate Nextest shares acquired as part of the acquisition. Note that an adjustment has been made for the impact of assumed stock options and restricted stock units as they would have been dilutive.

5. NONRECURRING CHARGES

The pro forma condensed combined statements of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006, respectively, do not reflect the impact on cost of sales of $4.3 million to reflect acquired inventory at fair value and on operating expenses an in-process research and development expense of $1.1 million. Under SEC rules and regulations relating to pro forma financial statements, these amounts are considered to be nonrecurring charges and are excluded from the pro forma statements of operations. However, Teradyne’s future statements of operations will be impacted by these pro forma adjustments.